         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                          Three Months Ended         Six Months Ended
                                                June 30                  June 30
                                          ------------------        -----------------
                                           1994        1993          1994       1993
                                           ----        ----          ----       ----
Net sales                                $337,744   $303,251       $661,021   $595,879

Costs and expenses:
    Cost of products sold                 262,300    234,642        513,278    463,486
    Selling, general and
       administrative expenses             39,471     39,876         83,965     81,634
    Research and development                3,451      3,142          7,249      6,684
    Interest expense                        1,916      1,928          3,532      3,787
    Other income                             (344)    (1,416)          (543)    (2,406)
    Minority interest in net income           866        565          1,468      1,232
                                          -------    -------        -------    -------

Income before income taxes                 30,084     24,514         52,072     41,462

    Taxes based on income - cash           10,866      9,008         18,828     18,193
    Taxes based on income - deferred          534         (8)           972     (2,993)
                                           ------     ------         ------     ------

Net income                                $18,684    $15,514        $32,272    $26,262
                                           ------     ------         ------     ------
                                           ------     ------         ------     ------

Earnings per share of common stock           $.36       $.30           $.62       $.51
                                              ---        ---            ---        ---
                                              ---        ---            ---        ---


Cash dividends paid                         $.135      $.125           $.27       $.25
                                             ----       ----            ---        ---
                                             ----       ----            ---        ---


Average common shares and common
   stock equivalents outstanding           51,941     51,733         51,916     51,753
                                           ------     ------         ------     ------
                                           ------     ------         ------     ------

         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            (IN THOUSANDS OF DOLLARS)

                                                               Jun 30       Dec 31
                       ASSETS                                   1994         1993
                                                                ----         ----
Cash                                                          $ 15,760     $  8,911
Accounts receivable - net                                      184,628      161,695
Inventories                                                    149,842      127,123
Prepaid expenses and deferred charges                           43,176       39,280
                                                               -------      -------
      Total current assets                                     393,406      337,009
                                                               -------      -------

Property and equipment, net                                    455,120      414,888

Excess of cost of investments in
   subsidiaries over net assets acquired                        29,239       24,814
Other assets                                                    13,678       13,056
                                                               -------      -------
      Total                                                     42,917       37,870
                                                               -------      -------

TOTAL ASSETS                                                  $891,443     $789,767
                                                               -------      -------
                                                               -------      -------

         LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings                                         $  1,250
Current portion of long-term debt                                3,227     $  4,035
Accounts payable                                               164,018      138,243
Accrued salaries and wages                                      27,991       22,015
Accrued income and other taxes                                  18,334       19,896
                                                               -------      -------
      Total current liabilities                                214,820      184,189

Long-term debt, less current portion                           172,419      123,215
Deferred taxes                                                  36,726       35,813
Other liabilities and deferred credits                          52,368       54,602
                                                               -------      -------
      Total liabilities                                        476,333      397,819
                                                               -------      -------

Minority interest                                               23,328       21,409
STOCKHOLDERS' EQUITY:
    Common stock (55,723,731 and 55,713,731 shares)              5,572        5,571
    Capital in excess of par value                             101,235      101,153
    Retained income                                            416,367       97,922
    Cumulative translation adjustment                            2,101         (614)
    Common stock held in treasury (4,512,405 shares)          (133,493)    (133,493)
                                                               -------      -------
      Total stockholders' equity                               391,782      370,539
                                                               -------      -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $891,443     $789,767
                                                               -------      -------
                                                               -------      -------

         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)

                                                             Six Months Ended
                                                                  June 30
                                                            -------------------
                                                             1994        1993
                                                             ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                  $32,272     $26,262
NON-CASH ITEMS:
    Depreciation and amortization                            26,882      25,503
    Minority interest                                         1,468       1,232
    Deferred income taxes, non-current portion                  971      (2,283)
    Loss on sale of property and equipment                      305         875
                                                             ------      ------

Cash provided by operations                                  61,898      51,589

Net change in receivables, inventories,
   prepaid expenses and payables                             (5,134)    (16,052)
Net change in deferred charges and credits                   (2,713)        279
Other                                                            53        (503)
                                                             ------      ------

Net cash provided by operating activities                    54,104      35,313
                                                             ------      ------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment                         (50,796)    (32,133)
Business acquisitions, net of divestitures                  (33,248)     (7,684)
Proceeds from sale of property and equipment                    433         381
Change in long-term receivables                                 106         169
                                                             ------      ------
Net cash used in investing activities                       (83,505)    (39,267)
                                                             ------      ------

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in long-term debt                                   48,543      28,045
Change in short-term debt                                       203        (247)
Cash dividends paid                                         (13,827)    (12,788)

Purchase of common stock for the treasury                                (1,262)
Subsidiary cash dividends to minority shareholders                       (1,703)
Stock incentive programs                                         83       1,115
                                                             ------      ------

Net cash provided by financing activities                    35,002      13,160
                                                             ------      ------

Effect of exchange rates on cash                              1,248         476
                                                             ------      ------

Net increase in cash                                        $ 6,849     $ 9,682
                                                             ------      ------
                                                             ------      ------

         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS




                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




TAXES BASED ON INCOME

     The Company's 1994 effective tax rate of 38% differs from the federal statutory rate of 35% primarily due to state and local income taxes.